Exhibit 99.1

CONTACT:
Lynn Markley
Frito-Lay, Inc.
(972) 334-2404

Frito-Lay Receives SEC Notification

PLANO, TX, Nov. 5, 2003 – Frito-Lay announced today that it received notification from the Fort Worth Regional Office of the U.S. Securities and Exchange Commission (SEC) that the staff is considering recommending that the SEC bring a civil injunctive action against the company. The staff has not made a formal enforcement recommendation. Frito-Lay is cooperating fully with the investigation and submitting reasons why it does not believe an action should be brought.

The notice alleges that Frito-Lay and one of its sales employees signed documents requested by The Fleming Companies involving payments of $400,000, which Fleming used to accelerate its revenue recognition. No Frito-Lay executive officers are involved.

The notice does not contain any allegations or statements regarding Frito-Lay’s own accounting for its transactions with Fleming or any other aspect of the company’s financial statements.

Frito-Lay is a subsidiary of PepsiCo, based in Purchase, NY.

# # #